Exhibit 99.1
CENTERPOINT ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 9, 2020, Vectren Utility Services, Inc., an Indiana corporation (the “Seller”) and wholly-owned subsidiary of CenterPoint Energy, Inc. (the “Company”), completed the sale (the “Disposition”) contemplated by the Securities Purchase Agreement (the “Purchase Agreement”) dated as of February 3, 2020, by and among the Company, PowerTeam Services, LLC, a Delaware limited liability company (the “Buyer”), and, solely for purposes of Section 10.17 of the Purchase Agreement, Vectren Corporation (“Vectren”), an Indiana Corporation, pursuant to which the Company sold all of the membership interests in Vectren Infrastructure Services Corp. (“VISCO”), consisting of its infrastructure services reportable segment (the “Businesses”) to the Buyer for $850 million, subject to customary adjustments set forth in the Purchase Agreement, including adjustments based on net working capital at closing, indebtedness, cash and cash equivalents and transaction expenses. In accordance with the Purchase Agreement, VISCO was converted from a corporation to a limited liability company that was disregarded for federal income tax purposes immediately prior to the closing. The Disposition was considered an asset sale for tax purposes requiring the net deferred tax liabilities of approximately $123 million as of December 31, 2019 to be recognized; therefore, any deferred tax assets and liabilities within VISCO were not included in the carrying amount of the assets and liabilities purchased by the Buyer.

The Disposition constitutes a significant disposition for purposes of Item 2.01 of Current Report on Form 8-K. The Company acquired the Businesses on February 1, 2019 as part of its acquisition of Vectren. As a result, the following unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 is presented as if the Disposition and related events had occurred on January 1, 2019. The following unaudited pro forma consolidated balance sheet as of December 31, 2019 is presented as if the Disposition and related events had occurred on December 31, 2019. The Disposition represents a strategic shift that will have a major effect on the Company’s operations and financial results. Accordingly, the Company expects to apply the discontinued operations treatment for the Disposition in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The unaudited consolidated pro forma financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Disposition and related events occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the Disposition, factually supportable and, with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated operating results.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma consolidated financial statements; and (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

CENTERPOINT ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2019

	CenterPoint Energy Historical	Pro Forma Adjustments		CenterPoint Energy Pro Forma
	(In Millions)
Current Assets:
Cash and cash equivalents	$241	$883	a	$1,124
Investment in marketable securities	822	—		822
Accounts receivable, net	1,249	(192)	b	1,057
Accrued unbilled revenues	586	(109)	b	477
Natural gas and fuel inventory	277	—		277
Materials and supplies	269	(6)	b	263
Non-trading derivative assets	136	—		136
Taxes receivable	106	—		106
Prepaid expenses and other current assets	161	(4)	b	157
Total current assets	3,847	572		4,419
Property, Plant and Equipment, net	20,945	(295)		20,650
Other Assets:
Goodwill	5,164	(220)	b	4,944
Regulatory assets	2,117	—		2,117
Non-trading derivative assets	58	—		58
Investment in unconsolidated affiliate	2,408	—		2,408
Preferred units – unconsolidated affiliate	363	—		363
Intangible assets	321	(207)	b	114
Other	216	(26)	b	190
Total other assets	10,647	(453)		10,194
Total Assets	$35,439	(176)		35,263

CENTERPOINT ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)
December 31, 2019

	CenterPoint Energy Historical	Pro Forma Adjustments		CenterPoint Energy Pro Forma
	(In Millions)
Current Liabilities:
Current portion of VIE Securitization Bonds long-term debt	$231	$—		$231
Indexed debt, net	19	—		19
Current portion of other long-term debt	618	—		618
Indexed debt securities derivative	893	—		893
Accounts payable	1,138	(45)	b	1,093
Taxes accrued	241	(2)	b	397
		158	c
Interest accrued	158	—		158
Non-trading derivative liabilities	125	—		125
Due to ZENS note holders	51	—		51
Other	414	(40)	b	374
Total current liabilities	3,888	71		3,959
Other Liabilities:
Deferred income taxes, net	3,928	(123)	d	3,805
Non-trading derivative liabilities	29	—		29
Benefit obligations	754	—		754
Regulatory liabilities	3,474	—		3,474
Other	763	(16)	b	747
Total other liabilities	8,948	(139)		8,809
Long-term Debt:
VIE Securitization Bonds, net	746	—		746
Other long-term debt, net	13,498	—		13,498
Total long-term debt, net	14,244	—		14,244
Shareholders’ Equity:
Cumulative preferred stock	1,740	—		1,740
Common stock	5	—		5
Additional paid-in-capital	6,080	—		6,080
Retained earnings	632	(108)	e	524
Accumulated other comprehensive loss	(98)	—		(98)
Total shareholders’ equity	8,359	(108)		8,251
Total Liabilities and Shareholders’ Equity	$35,439	$(176)		$35,263

CENTERPOINT ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the Year Ended December 31, 2019

	CenterPoint Energy Historical	Pro Forma Adjustments		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$7,162	$—		$7,162
Non-utility revenues	5,139	(1,190)	f	3,949
Total	12,301	(1,190)		11,111
Expenses:
Utility natural gas, fuel and purchased power	1,683	—		1,683
Non-utility cost of revenues, including natural gas	4,029	(309)	f	3,720
Operation and maintenance	3,550	(714)	f	2,836
Depreciation and amortization	1,287	(50)	f	1,237
Taxes other than income taxes	478	(2)	f	476
Goodwill impairment	48	—		48
Total	11,075	(1,075)		10,000
Operating Income	1,226	(115)		1,111
Other Income (Expense):
Gain on marketable securities	282	—		282
Loss on indexed debt securities	(292)	—		(292)
Interest and other finance charges	(528)	—		(528)
Interest on Securitization Bonds	(39)	—		(39)
Equity in earnings of unconsolidated affiliates, net	230	—		230
Other, net	50	(1)	f	49
Total	(297)	(1)		(298)
Income Before Income Taxes	929	(116)		813
Income tax expense	138	(29)	g	109
Net Income	791	(87)		704
Preferred stock dividend requirement	117	—		117
Income available to common shareholders	$674	$(87)		$587

Basic Earnings Per Common Share	$1.34			$1.17
Diluted Earnings Per Common Share	$1.33			$1.16

Weighted Average Common Shares Outstanding, Basic	502			502
Weighted Average Common Shares Outstanding, Diluted	505			505

CENTERPOINT ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of presentation

The pro forma statements of income for the year ended December 31, 2019, give effect to the Disposition as if it were completed on January 1, 2019. The pro forma balance sheet as of December 31, 2019, gives effect to the Disposition as if it were completed on December 31, 2019.

The pro forma financial statements have been derived from the historical consolidated financial statements of the Company. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the Company’s consolidated operating results.

(2)	Pro Forma Adjustments

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

(a)
Reflects estimated cash proceeds from the Disposition of $883 million, representing the gross sales price of $850 million, plus $48 million proceeds from working capital, less estimated transaction costs of $15 million. These transactions costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the Company.

(b)	Reflects the assets and liabilities purchased by the Buyer in the Disposition.

(c)	Reflects $158 million of current tax expense due to the recognition of tax gain on the Disposition.

(d)	Reflects deferred tax benefit of $123 million due to the Disposition being treated as an asset sale for tax purposes.

(e)	Reflects the estimated after-tax loss on the Disposition of $108 million, which was calculated as follows:

(in millions)
Estimated proceeds of the Disposition, net of transaction costs (1)	$883
Assets of the Businesses	(1,059)
Liabilities of the Businesses	103
Pre-tax loss of the Disposition	(73)
Current tax expense as a result of tax gain on the Disposition	(158)
Recognition of deferred tax benefit due to the Disposition	123
After-tax loss of the Disposition	$(108)

(1) Reflects the estimated net proceeds received, inclusive of working capital and other customary adjustments, as if the transaction had closed on December 31, 2019.

(f)	Reflects the elimination of revenues and expenses representing the historical results of the Businesses as a result of the Disposition.

(g)
Reflects the income tax expense calculated using the statutory income tax rate of 25% for the Company for the year ended December 31, 2019. The assumed statutory tax rates do not take into account any possible future tax events that may impact the Company.